Exhibit 99.1

NEWS RELEASE

Contact:	Jim Sheehan	Martha Schaefer
	SeaChange PR	SeaChange IR
	1-978-897-0100 x3064	1-978-897-0100 x3030
	jim.sheehan@schange.com	martha.schaefer@schange.com

SEACHANGE INTERNATIONAL ANNOUNCES

AGREEMENT TO ACQUIRE VIVIDLOGIC, INC.

Profitable Software Company Provides

Home Media Gateway Software Platform

ACTON, Mass. (Jan. 7, 2010) – SeaChange International, Inc. (NASDAQ: SEAC) a leading provider of software and hardware solutions for video-on-demand (VOD) television, today announced that it has entered into a binding agreement to acquire all of the outstanding shares of VividLogic, Inc. VividLogic is a privately-owned, California-based company that provides software and services to cable television service providers, set-top box manufacturers and consumer electronics (CE) suppliers. Its software products include tru2way™, Multimedia Home Platform (MHP) and Globally Executable MHP (GEM)-based IPTV operability for set-top box and CE manufacturers, and in-home content protection, as well as funded software development for the creation of service provider-sponsored home media gateways. The combination of existing SeaChange in-home technologies and the VividLogic platforms will enable SeaChange to capitalize on the market shift towards IP-delivery into and within the home.

Under the terms of the definitive agreement, SeaChange will pay $12 million in cash upon the closing of the transaction, of which $1.2 million will be deposited in escrow with respect to specified indemnification matters. In addition, VividLogic shareholders will be entitled to the working capital on its balance sheet prior to closing, an amount estimated to be $8.6 million. Of this $8.6 million to be paid in cash, $3.9 million will be paid at closing, $1.3 million will be paid on each of May 1, 2010 and August 1, 2010 respectively and $2 million will be paid on the one year anniversary of the closing. VividLogic’s estimated $8.6 million of working capital at the closing includes approximately $5.9 million in cash.

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In addition, SeaChange is obligated to pay $1 million in cash to shareholders of VividLogic on each of the first three anniversary dates following the acquisition. The purchase price will also include earnout payments based on the operating performance of VividLogic over the three year period ending January 31, 2013 with payment upon achievement of these metrics occurring annually.

VividLogic revenues are estimated to be approximately $7.0 million for calendar 2009, and it is expected to generate a small profit for the year.

Commenting on the acquisition, Bill Styslinger, SeaChange Chairman and CEO noted, “VividLogic expands our software product portfolio by providing wireless gateway, tru2way and MHP capability to our in-home offerings. Tru2way and MHP are especially important as both North American and European service providers prepare their networks for customer interactive applications. SeaChange has made great progress with its software strategy. Not only have we established ourselves as the leader in backoffice, advertising and application software, additionally our various in-home software products are deployed in approximately 30 million devices.”

“As the next generation of in-home devices including wireless gateways and cable-ready televisions emerge, it is important that we embrace these technologies to continue to lead in the in-home software markets,” Styslinger continued. “In 2010 our restriction to sell TV Navigator in North America is lifted and, combined with our strong set-top software presence, we plan to offer tru2way, MHP and wireless gateway software that will enable our customers to share content and offer next-generation applications. We are excited about the market changes and the growth opportunities that lie ahead. VividLogic’s leadership in key areas that complement our own software offerings uniquely position us to lead in the next generation of in-home infrastructure software, middleware and application software.”

At the International Consumer Electronics Show (Las Vegas, Jan. 7-10) the companies will demonstrate available solutions in booth Central 15400, including VividLogic’s tru2way software stack and multi-room DVR, and SeaChange’s Intelligent Video Platform for place-shifting across PCs, mobile phones and television set-top boxes.

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Blackstone Advisory Partners L.P. acted as the exclusive financial advisor to SeaChange in this transaction.

About SeaChange International

SeaChange International is a leading provider of software applications, services and integrated solutions for video-on-demand (VOD), digital advertising, and content acquisition monetization and management. Its powerful open VOD and advertising software and scalable hardware enable cable and telco operators, as well as broadcasters, to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy Award-winning and patented technology, thousands of SeaChange deployments are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. Headquartered in Acton, Massachusetts, SeaChange has product development, support and sales offices around the world. Visit www.schange.com.

Safe Harbor Provision

Any statements contained in this document that do not describe historical facts, including without limitation statements concerning expected future performance, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; current economic and market conditions that make forecasting difficult, including the decline in the market for broadcast and software and capital equipment; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the ability of the Company to consummate the acquisition of VividLogic, Inc., the ability of the Company to integrate businesses acquired by the Company or for which the Company has entered into a binding agreement to acquire, including VividLogic, Inc., eventIS Group B.V. and Mobix Interactive Ltd.; future acquisitions or joint ventures that are unsuccessful; impairment of the Company’s goodwill or intangible assets, in particular related to acquired businesses; a decline in demand or average selling price for the Company’s products; the Company’s ability to manage its growth; the risks associated with international sales, including risks associated with changes in foreign currency exchange rates; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result in any future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to obtain licenses or distribution rights for third-party technology at acceptable prices; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the performance of companies in which the Company has made equity investments, including Casa Systems and On Demand Deutschland GmBH & Co. KG; risks in the Company’s investments that adversely affect the value or liquidity of the investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; any weaknesses over internal controls over financial reporting; any additional tax liabilities that the Company may be subject to; system errors, failures or disruptions; and volatility of the Company’s stock price.

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Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 14, 2009. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made.

The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.